Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

October 20, 2004
Contact: Rob Doolittle
Tel: 703 876 3199
Fax: 703 876 3555
rdoolitt@generaldynamics.com

General Dynamics Reports Continued Strength
in Third Quarter

• EPS grows 21 percent • Solid cash flow • Stable backlog

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported $4.8 billion in revenues for the third quarter of 2004, compared to 2003 third-quarter revenues of $4.4 billion. Net earnings were $322 million in the quarter, or $1.60 per share on a fully diluted basis, compared with 2003 third-quarter net earnings of $262 million, or $1.32 per share fully diluted. Net cash provided by operating activities was $309 million for the quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $249 million.

Funded backlog at the end of the third quarter was $25.3 billion, and total backlog was $40.3 billion, compared with $26.4 billion and $41.1 billion, respectively, at the end of the second quarter of 2004.

“General Dynamics generated strong results for the quarter in both absolute and relative terms,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Operating earnings increased over the year-ago period in all of our segments. Further, our operating earnings rate improved this quarter as it has in each of the last four quarters. In the Aerospace group, earnings more than doubled over the third quarter of 2003, based on improving market conditions, continuing cost improvement and tighter control of pre-owned activity. Combat Systems improved margins on a modest increase in revenue, and the Information Systems and Technology group continued to generate positive returns. Compared to the same period last year, Marine Systems also improved. However, the group’s margin rate declined relative to earlier quarters this year as a result of cost growth in our commercial tanker program during the period,” Chabraja said.

“Our backlog – both funded and unfunded – remained strong, and net cash continues to approximate net earnings,” Chabraja said.

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General Dynamics, headquartered in Falls Church, Virginia, employs approximately 71,600 people worldwide and anticipates 2004 revenue in excess of $19 billion. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter security analyst conference call, scheduled for 11 a.m. Eastern Time on Wednesday, October 20, 2004. Those accessing the webcast will be able to listen to management’s discussion of the third quarter, as well as the question-and-answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on October 20 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 980791. It will be available from 2 p.m. on October 20 until midnight on November 2, 2004.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2004	2003	$	%
NET SALES	$4,754	$4,422	$332	7.5%
OPERATING COSTS AND EXPENSES	4,255	4,064	(191)

OPERATING EARNINGS	499	358	141	39.4%

Interest, Net	(33)	(29)	(4)
Other Income (Expense), Net	3	(3)	6

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	469	326	143	43.9%

Provision for Income Taxes	146	71	(75)

EARNINGS FROM CONTINUING OPERATIONS	$323	$255	$68	26.7%

Discontinued Operations, Net of Tax	(1)	7	(8)

NET EARNINGS	$322	$262	$60	22.9%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.62	$1.29	$0.33	25.6%
Discontinued Operations	$(0.01)	$0.04	$(0.05)

Net Earnings	$1.61	$1.33	$0.28	21.1%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.0	197.3

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.60	$1.28	$0.32	25.0%
Discontinued Operations	$—	$0.04	$(0.04)

Net Earnings	$1.60	$1.32	$0.28	21.2%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	201.9	199.0

Exhibit A
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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2004	2003	$	%
NET SALES	$14,266	$11,768	$2,498	21.2%
OPERATING COSTS AND EXPENSES	12,831	10,713	(2,118)

OPERATING EARNINGS	1,435	1,055	380	36.0%

Interest, Net	(111)	(59)	(52)
Other (Expense) Income, Net	(9)	3	(12)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,315	999	316	31.6%

Provision for Income Taxes	427	280	(147)

EARNINGS FROM CONTINUING OPERATIONS	$888	$719	$169	23.5%

Discontinued Operations, Net of Tax	3	6	(3)

NET EARNINGS	$891	$725	$166	22.9%

EARNINGS PER SHARE — BASIC
Continuing Operations	$4.46	$3.64	$0.82	22.5%
Discontinued Operations	$0.01	$0.03	$(0.02)

Net Earnings	$4.47	$3.67	$0.80	21.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.2	197.8

EARNINGS PER SHARE — DILUTED
Continuing Operations	$4.42	$3.61	$0.81	22.4%
Discontinued Operations	$0.01	$0.03	$(0.02)

Net Earnings	$4.43	$3.64	$0.79	21.7%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	201.1	199.4

Exhibit B
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter		Variance
	2004	2003	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$1,657	$1,301	$356	27.4%

COMBAT SYSTEMS	1,071	1,045	26	2.5%

MARINE SYSTEMS	1,154	1,190	(36)	(3.0)%

AEROSPACE	798	808	(10)	(1.2)%

RESOURCES	74	78	(4)	(5.1)%

TOTAL	$4,754	$4,422	$332	7.5%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$176	$148	$28	18.9%

COMBAT SYSTEMS	134	116	18	15.5%

MARINE SYSTEMS	62	36	26	72.2%

AEROSPACE	117	50	67	134.0%

RESOURCES	10	8	2	25.0%

TOTAL	$499	$358	$141	39.4%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	10.6%	11.4%

COMBAT SYSTEMS	12.5%	11.1%

MARINE SYSTEMS	5.4%	3.0%

AEROSPACE	14.7%	6.2%

RESOURCES	13.5%	10.3%

TOTAL	10.5%	8.1%

Exhibit C
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months		Variance
	2004	2003	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$5,084	$3,444	$1,640	47.6%

COMBAT SYSTEMS	3,210	2,870	340	11.8%

MARINE SYSTEMS	3,611	3,149	462	14.7%

AEROSPACE	2,175	2,117	58	2.7%

RESOURCES	186	188	(2)	(1.1)%

TOTAL	$14,266	$11,768	$2,498	21.2%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$542	$401	$141	35.2%

COMBAT SYSTEMS	367	327	40	12.2%

MARINE SYSTEMS	241	165	76	46.1%

AEROSPACE	277	135	142	105.2%

RESOURCES	8	27	(19)	(70.4)%

TOTAL	$1,435	$1,055	$380	36.0%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	10.7%	11.6%

COMBAT SYSTEMS	11.4%	11.4%

MARINE SYSTEMS	6.7%	5.2%

AEROSPACE	12.7%	6.4%

RESOURCES	4.3%	14.4%

TOTAL	10.1%	9.0%

Exhibit D
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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter		Third Quarter
	2004		2003
Cash	$686		$697

Short-term Debt	$391		$1,234
Long-term Debt	3,296		3,310

Total Debt	$3,687		$4,544

Net Debt	$3,001		$3,847

Shareholders’ Equity	$6,777		$5,586

Debt-to-Equity	54.4%		81.3%

Debt-to-Capital	35.2%		44.9%

Book Value per Share	$33.86		$28.27

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$309	$999	$368	$826
Capital Expenditures	(60)	(178)	(48)	(115)

Free Cash Flow From Operations (A)	$249	$821	$320	$711

Total Taxes Paid	$58		$47

Depreciation and Depletion	$61		$52
Intangible Asset Amortization	24		27

Depreciation, Depletion and Amortization	$85		$79

Company Sponsored R&D (B)	$70		$74

Employment	71,600		66,800

Sales Per Employee	$278,500		$275,700

Shares Outstanding	200,161,655		197,561,240

Weighted Average Shares Outstanding -
Basic	199,964,232		197,310,727
Diluted	201,852,318		199,022,170

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E
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BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter 2004
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,257	$1,543	$7,800	$6,402	$14,202

COMBAT SYSTEMS	6,351	2,438	8,789	142	8,931

MARINE SYSTEMS	8,446	8,688	17,134	—	17,134

AEROSPACE	4,066	2,201	6,267	—	6,267

RESOURCES	216	57	273	—	273

TOTAL	$25,336	$14,927	$40,263	$6,544	$46,807

	Second Quarter 2004
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,172	$1,406	$7,578	$5,826	$13,404

COMBAT SYSTEMS	6,643	2,497	9,140	152	9,292

MARINE SYSTEMS	9,387	8,512	17,899	—	17,899

AEROSPACE	3,970	2,257	6,227	—	6,227

RESOURCES	235	57	292	—	292

TOTAL	$26,407	$14,729	$41,136	$5,978	$47,114

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F
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AIRCRAFT DELIVERIES (UNAUDITED)

	Third Quarter		Nine Months
	2004	2003	2004	2003
GREEN:

LARGE AIRCRAFT	14	14	41	37

MID-SIZE AIRCRAFT	6	5	16	16

TOTAL	20	19	57	53

COMPLETIONS:

LARGE AIRCRAFT	14	12	36	37

MID-SIZE AIRCRAFT	7	8	15	13

TOTAL	21	20	51	50

PRE-OWNED:	5	9	12	24

Exhibit G

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